EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration Nos. 333-09840, 333-12146, 333-14238, 333-109874 and 333-118930) of our report dated March 21, 2005, except as to the restatement described in Note 1a. to the financial statements included in the Company’s 2004 20-F/A which is as of July 21, 2006, relating to the consolidated financial statements of Retalix Ltd., which appears in this Annual Report on Form 20-F of Retalix Ltd.

Tel-Aviv, Israel	/s/ Kesselman & Kesslman
July 21, 2006	Certified Public Accountants (Isr.)